March 10, 2008

BY Email
Board of Directors
China Solar & Clean Energy Solutions, Inc
Gentlemen:

Please be advised, that effective on March 31th, I hereby resign my position as a Director of China Solar & Clean Energy Solutions, Inc.

Very truly yours,

/s/ Li Jianmin
Li Jianmin